Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”), dated as of December 24, 2013, is by and between Socket Mobile, Inc. (the “Company”), and Hudson Bay Master Fund, Ltd. (the “Claimant”).

RECITALS

A. The Company and the Claimant entered into an Amended and Restated Securities Purchase Agreement dated November 19, 2010 (the “Securities Purchase Agreement”).

B Pursuant to the Securities Purchase Agreement, the Company issued to the Claimant a Warrant (as defined in the Securities Purchase Agreement) to purchase shares of Common Stock (as defined below).

C. A dispute arose between the Claimant and the Company with respect to whether the Company (i) engaged in transactions that triggered anti-dilution provision in the Securities Purchase Agreement and Warrant, and (ii) if so, the new Exercise Price (as defined in the Warrant) of the Warrant. In connection with this dispute, on October 9, 2013, Claimant filed a lawsuit in the Northern District of Illinois (the “Litigation”).

D. The Company and the Claimant desire to settle all disputes and claims between them in accordance with the terms of this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Claimant and the Company hereby agree as follows:

1.                  Company Release. The Company, on its own behalf and its officers, directors, affiliates, investors and other related Persons (as defined below) (the Company and all of the foregoing Persons referred to above in this Section 1 are referred to herein as “Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges Claimant, its general partner, and each of the present and former directors, officers, shareholders, members, managers, investment managers (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), investment advisers, partners, employees, agents, advisors and representatives (Claimant and all such other Persons referred to above are referred to herein collectively as the “Claimant Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not sue any of the Claimant Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall in any way release or relieve any obligations of Claimant under (i) any of the 2010 Transaction Documents (as defined below) or (ii) this Agreement. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

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2.                  Claimant Release. Claimant, on its own behalf and on behalf of its general partner and each of the present and former directors, officers, shareholders, members, managers, investment managers (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), investment advisers, partners, employees, agents, advisors and representatives, and other related Persons, (Claimant and all of the foregoing Persons referred to above in this Section 2 are referred to herein as “Claimant Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and its present and former officers, directors, shareholders, members, managers, partners, employees, agents, advisors, representatives, affiliates, investors, and other related Persons (collectively the “Company Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, which the Claimant Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company (collectively, the “Claimant Claims”). Claimant on behalf of itself and its successors, assigns and other legal representatives and the other Claimant Releasors, covenants that it will not sue any of the Company Releasees on the basis of or related to or in connection with any of the Claimant Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall in any way release or relieve any obligations of the Company under (i) any of the 2010 Transaction Documents (as defined below) or (ii) this Agreement. “2010 Transaction Documents” means, collectively, the Transaction Documents (as defined in the Securities Purchase Agreement).

3.                  Agreements.

The Company and the Claimant agree as follows:

(a)                Warrant. Claimant’s existing Warrant is hereby adjusted such that: (i) the Exercise Price (as defined in the Warrant) under the Warrant shall henceforth be $1.25 per share and (ii) as a result of this new Exercise Price, the securities of the Company purchasable under the Warrant shall be 976,000 shares of Common Stock (as defined below). “Common Stock” means (i) the Company’s shares of common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(b)               Stock.

(i) Court Order. Upon the execution and delivery of this Agreement, the parties will cause their respective counsel to file a joint application with the Court seeking the Court’s approval of the fairness to the Claimant of the issuance of the Shares, the terms of this Agreement and the transactions contemplated hereunder and under the other Transaction Documents (as defined below) and the issuance of the Shares pursuant to the exemption from registration provided by Section 3(a)(10) of the 1933 Act (such order is referred to herein as the “Court Order”). For purposes of this Agreement, “Shares” means 37,500 shares of Common Stock (as defined below) issued to Claimant pursuant to this Agreement in exchange for the Claimant Claims.

(ii) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, New York, at 9:00 a.m. local time at a mutually agreeable date following the date on which the Court Order is entered on the docket of the Court but in no event later than five (5) Business Days (as defined below) after the Court Order is entered (the “Closing Date”). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iii) Company’s Deliveries at the Closing. At the Closing the Company shall cause American Stock Transfer & Trust (together with any subsequent transfer agent, the “Transfer Agent”) to deliver the Shares to the Claimant without any restricted legend through the facilities of DTC, in the form of book-entry credits via the DWAC Program, as follows:

DTC Participant:
DTC number:
Account Number:

(iv) No Legends; Stop Transfer Instructions. None of the Shares nor any certificates evidencing any of the Shares, if any, shall bear any restrictive or other legends or notations. The Company shall not, and the Company shall cause all other Persons (as defined below) to not, issue any stop-transfer order, instruction or other restriction with respect to any of the Shares.

(c)               Calculation waiver. Claimant’s Complaint filed in the Litigation asserts a theory of dilution under which, if the Company issues a convertible security that triggers the anti-dilution provision of the Securities Purchase Agreement and/or Warrant, calculation of the Exercise Price adjustment includes the possible effects of the conversion of interest accrued under the convertible security. The Company disagrees with Claimant’s dilution theory. As part of the compromise to settle the Litigation, Claimant agrees to waive any right to adjust the exercise price of the Warrant below $1.25 pursuant to the convertible securities issued by Claimant set forth on Schedule A attached hereto as in effect as of the date hereof. Claimant expressly does not agree to waive any antidilution rights hereunder with respect to any other securities; provided, that Claimant reserves the right to waive such antidilution rights, in whole or in part, with respect to such other securities in the future.

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4.                  Dismissal of Lawsuit. Within three (3) business days of the Closing Date, Claimant shall file a voluntary dismissal with prejudice with respect to its Complaint filed in the Northern District of Illinois.

5.                  Company Representations and Warranties. The Company represents and warrants to the Claimant that:

(a)                Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)               Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and it constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation of the Company (the “Certificate of Incorporation”) (including, without limitation, any certificate of designation contained therein) or (ii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

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(d)               Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof or thereof. All such consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement.

(e)                Disclosure. After giving effect to the 8-K filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Claimant or any of its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information regarding the Company, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Claimant will rely on the foregoing representations in effecting transactions in securities of the Company

(f)                Issuance of Securities. The issuance of the Shares is duly authorized, and upon issuance in accordance with the terms hereof and the Court Order, the Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, other than such as already may exist with respect to the Claimant. Subject to the execution of the Court Order, the offer and issuance by the Company of the Shares is exempt from the registration provisions of Section 5 of the 1933 Act pursuant to the exemption contained in Section 3(a)(10) thereof.

6.                  Claimant Representations and Warranties. Claimant represents and warrants to the Company that:

(a)                Organization. Claimant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)               Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Claimant and constitutes the legal, valid and binding obligations of Claimant enforceable against Claimant in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                No Conflicts. The execution, delivery and performance by Claimant of this Agreement and the consummation by Claimant of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Claimant, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Claimant is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Claimant, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Claimant to perform its obligations hereunder.

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7.                  Entire Agreement. This Agreement contains the entire agreement and understanding among the parties solely as to the settlement and compromise of all Company Claims and Claimant Claims between the parties and supersedes and replaces all prior settlement negotiations and proposed agreements, written or oral, between the parties solely with respect to the subject matter contained in this Agreement. Nothing contained in this Agreement shall (or shall be deemed to), other than as expressly set forth herein, have any effect on any agreements Claimant has entered into with, or any instruments Claimant has received from, the Company prior to the date hereof with respect to any investment made by Claimant in the Company (including, without limitation, any of the 2010 Transaction Documents) or (ii) waive, alter, modify or amend in any respect any obligations of the Claimant or the Company, or any rights of or benefits to Claimant or the Company, in any agreement entered into prior to the date hereof between or among the Company and Claimant, or any instruments Claimant received from the Company prior to the date hereof (including, without limitation, any of the 2010 Transaction Documents), and all such agreements and instruments shall continue in full force and effect. Except as expressly set forth herein, neither the Company nor Claimant makes any representation, warranty, covenant or undertaking, express or implied, with respect to the matters contained herein or therein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not expressly contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not expressly contained herein. No party hereto has granted any waiver or release except as, and to the extent, expressly set forth in this Agreement. For clarification purposes, the Recitals are part of this Agreement. It is expressly understood and agreed that nothing contained in this Agreement is intended to be, is, constitutes or shall be deemed to be or constitute, an amendment to any of the 2010 Transaction Documents and all of the 2010 Transaction Documents shall continue in full force and effect.

8.                  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Cook County, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

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Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) be deemed or operate to preclude any party hereto from bringing suit or taking other legal action against any other party hereto in any other jurisdiction to collect on such other party’s obligations hereunder to such party or to enforce a judgment or other court ruling in favor of such party against such other party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.                  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Socket Mobile, Inc.

39700 Eureka Drive

Newark, CA 94560

Telephone: (510) 933-3000

Facsimile: (510) 933-3030

Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, CA 94304

Telephone: (650 493-9300

Facsimile: (650) 493-6811

Attention: Herbert P. Fockler

Email address: hfockler@wsgr.com

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If to Claimant:

Hudson Bay Master Fund Ltd.

777 Third Avenue, 30th Floor

New York, NY 10017

Attention: Yoav Roth

Facsimile: (212) 571-1279

E-mail: investments@hudsonbaycapital.com

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Telephone: (212) 801-9200
Facsimile: (212) 805-9222

E-mail address: adelsteinm@gtlaw.com
Attention: Michael A. Adelstein, Esq.

Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601

Telephone: (312) 456-1029
Facsimile: (312) 456-8435

E-mail address: aizenbergg@gtlaw.com

Attention: Gabriel Aizenberg, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

10.              Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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11.              Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

12.              Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13.              Holding Period.  For the purposes of Rule 144, the Company acknowledges that the Claimant has held the Warrant for over one year and the holding period of the Warrant (and upon exercise of the Warrants in a cashless exercise, the Warrant Shares) shall not be affected by this Agreement, and the Company agrees not to take a position contrary to this Section 13.

14.              Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the second (2nd ) Business Day after the Court Order referenced above in paragraph 2(b)(i), file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) regarding the Company that was delivered to the Claimant by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide Claimant with any material, non-public information regarding the Company from and after the filing of the 8-K Filing without the express prior written consent of Claimant. Neither the Company nor Claimant shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Claimant, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Claimant shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Claimant, the Company shall not disclose the name of Claimant in any filing (other than the 8-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that Claimant shall not have (unless expressly agreed to by Claimant after the date hereof in a written definitive and binding agreement executed by the Company and Claimant), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company.

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15.              Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Company Releasees and the Claimant Releasees. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

16.              Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further reasonable acts and things, and shall execute and deliver all such other reasonable agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17.              Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the Litigation, the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.

18.              Survival. The representations, warranties, agreements and covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

19.              Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

20.              Remedies. Unless released pursuant to Paragraphs 1 and 2 above, Claimant and Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, including, if appropriate, seeking other available remedies such as specific performance, temporary, preliminary and/or permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without posting a bond or any other security.

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21.              No Admission of Liability. This Agreement constitutes a compromise of disputed Claims, and neither the entering into of this Agreement, nor the performance of any of the obligations under this Agreement, shall constitute any admission of any wrongdoing, any violation of any law, statute, rule, regulation, ordinance or the like of the United States or any state located in the United States or that any party hereto has any liability to any other party hereto with respect to any of the Claims released in this Agreement.

22.              Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing has not occurred within ten (10) Business Days after the Court Order referenced above in paragraph 2(b)(i), then this Agreement shall automatically be terminated and be null and void ab initio.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Socket Mobile, Inc.

Signature:    /s/ David W. Dunlap

David W. Dunlap

Title: Chief Financial Officer

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Hudson Bay Master Fund Ltd.

Signature /s/ George Antonopoulos

Title Authorized Signatory

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Settlement Agreement

Schedule A

Socket Mobile, Inc.
Schedule of Subordinated Convertible Notes
As of December 28, 2013
Noteholder	Issue Date	Status

Notes issued to replace August 1, 2012 notes:
Charlie Bass	September 4, 2012	Outstanding
Leon Malmed	September 4, 2012	Outstanding
Charles C. Emery, Jr.	September 4, 2012	Outstanding
Lee A. Baillif	September 4, 2012	Outstanding
Kevin J. Mills	September 4, 2012	Outstanding

Note issued to replace notes issued in November/December 2012:
Charlie Bass	September 4, 2012	Outstanding

Notes issued on August 1, 2012:
Charlie Bass	August 1, 2012	Replaced Sept 4, 2012
Leon Malmed	August 1, 2012	Replaced Sept 4, 2012
Charles C. Emery, Jr.	August 1, 2012	Replaced Sept 4, 2012
Lee A. Baillif	August 1, 2012	Replaced Sept 4, 2012
Kevin J. Mills	August 1, 2012	Replaced Sept 4, 2012
Tim I. Miller	August 1, 2012	Repaid
Tom Miller	August 1, 2012	Scheduled for repayment

Notes issued in November/December 2012:
Charlie Bass	November 7, 2012	Replaced Sept 4, 2012
Charlie Bass	November 14, 2012	Replaced Sept 4, 2012
Charlie Bass	November 21, 2012	Replaced Sept 4, 2012
Charlie Bass	November 28, 2012	Replaced Sept 4, 2012
Charlie Bass	December 6, 2012	Replaced Sept 4, 2012
Charlie Bass	December 12, 2012	Replaced Sept 4, 2012